Exhibit 10.30

AMENDED AND RESTATED REVOLVING NOTE

$40,000,000	June 16, 2005

THIS AMENDED AND RESTATED REVOLVING NOTE (this “Amended Note”), dated June 16, 2005, amends, re-evidences, restates, and supersedes in full, but does not in any way satisfy nor discharge the outstanding indebtedness, if any, owed under that certain Revolving Note dated October 25, 2004 in the original principal amount of Thirty Million Dollars ($30,000,000), made by E-PAY HOLDINGS LIMITED, a limited liability company incorporated in England and Wales, and DELTA EURONET GMBH, a German company with limited liability, in favor of BANK OF AMERICA, N.A. (the “Original Note”). The Original Note, as amended, re-evidenced, and restated by this Amended Note, is referred to herein as the “Note”.

FOR VALUE RECEIVED, E-PAY HOLDINGS LIMITED, a limited liability company incorporated in England and Wales, and DELTA EURONET GMBH, a German company with limited liability (separately and collectively, “Borrower” or “Borrowers”), jointly and severally promise to pay to the order of BANK OF AMERICA, N.A. (“Lender”) at 1200 Main, Suite 1400, Kansas City, Missouri 64105, the principal sum of Forty Million Dollars ($40,000,000) or such other amount as has been advanced as one or more Revolving Loans under that certain Euro/GBP Credit Agreement dated as of October 25, 2004, between Euronet Worldwide, Inc., as Borrower Agent, the Borrowers, Bank of America, N.A., as Agent, Lender, and each other financial institution from time to time party thereto, as amended or otherwise modified by that certain Amendment No. 1 and Limited Waiver, dated as of December 14, 2004, that certain Limited Waiver dated as of December 23, 2004, that certain Limited Waiver dated as of February 10, 2005, that certain Amendment No. 2, dated as of March 14, 2005, that certain Limited Waiver dated as of May 11, 2005, that certain Limited Waiver dated as of May 17, 2005, that certain Amendment No. 3, dated as of May 25, 2005, that certain Amendment No. 4 dated as of June 8, 2005 and that certain Amendment No. 5 dated as of June 16, 2005 (as the same may from time to time hereafter be further amended, modified, supplemented or restated, the “Credit Agreement”). This Note is one of the Revolving Notes referenced in the Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Credit Agreement.

The unpaid principal amount of this Note shall bear interest at the rate or rates provided in the Credit Agreement, which Credit Agreement, as it may be amended, modified, supplemented or restated from time to time, is by this reference incorporated herein and made a part hereof. Principal and interest under this Note shall be paid in the manner and at the time or times as provided in the Credit Agreement. Each Borrower shall repay the principal amount of the Revolving Loans, together with all accrued and unpaid interest and other amounts chargeable to each Borrower under or with respect to the Revolving Loan, on the Revolving Credit Termination Date.

Euronet Euro Amended and Restated Revolving Note

If an Event of Default occurs and is not cured within the time, if any, provided for by the Credit Agreement, Lender may exercise any one or more of the rights and remedies granted by the Credit Agreement, any other Loan Document, or any document contemplated thereby or executed in connection therewith, including, without limit, the right to accelerate amounts owing under this Note and any other Obligations, and may set off against the amounts owing under this Note or against any other Obligations, (i) any amount owing by Lender to any Borrower, (ii) any property of any Borrower at any time in the possession of Lender or any Affiliate of Lender, and (iii) any amount in any deposit or other account (including, without limit, an account evidenced by a certificate of deposit) of any Borrower with Lender or any Affiliate of Lender.

Each Borrower and all accommodation parties, guarantors and endorsers (i) waive presentment, demand, protest and notice of dishonor, (ii) agree that no extension or indulgence to a Borrower or release or non-enforcement of any security, whether with or without notice, shall affect the obligations of any accommodation party, guarantor or endorser, and (iii) agree to reimburse the holder of this Note for any and all costs and expenses incurred in collecting or attempting to collect any and all principal and interest under this Note (including, but not limited to, court costs and attorneys’ fees, whether in-house or outside counsel is used and whether such costs and expenses are incurred in formal or informal collection actions, federal bankruptcy proceedings, appellate proceedings, probate proceedings, or otherwise). This Note shall be governed by and construed in accordance with the laws of the State of Missouri.

The enforcement of this note with respect to Delta Euronet GmbH, is subject to the restrictions set forth in Article 14 of the Credit Agreement.

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Euronet Euro Amended and Restated Revolving Note

IN WITNESS WHEREOF, each Borrower has executed this Note as of the date first written above.

E-PAY HOLDINGS LIMITED, a limited liability company organized in England and Wales

By:	/s/ Jeff Newman
Name:	Jeff Newman
Title:	Director

DELTA EURONET GMBH, a German company with limited liability

By:	/s/ Rick Weller
Name:	Rick Weller
Title:	Director

Euronet Euro Amended and Restated Revolving Note